UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2015.

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, effective upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2014, Brian M. Sullivan stepped down as the Company's Chief Executive Officer. Mr. Sullivan’s departure will be treated as a termination by the Company other than for cause under the terms of his employment agreement. David C. Nocifora was elected by the Board of Directors of the Company as Chief Executive Officer effective April 16, 2015. Mr. Nocifora, who is 55 years old, has been with the Company since 1994, holding various executive level positions. He most recently served as Chief Operating Officer from April 18, 2013 until his election to Chief Executive Officer, and he also served as the Company’s Chief Financial Officer for over 10 years preceding his appointment to Chief Operating Officer in April of 2013. In addition, Mr. Nocifora was elected to the Company's Board of Directors, effective April 16, 2015.
As Chief Executive Officer, Mr. Nocifora is entitled to receive an annual salary of $750,000, and an annual bonus of between 50-75% of his base salary. Mr. Nocifora will be granted an equity award of 50,000 restricted share units that will vest in one-third increments on the first, second and third anniversary of the award. The other material terms of Mr. Nocifora’s employments agreement are substantially similar to those contained in the employment agreement by and between Mr. Nocifora and the Company dated December 2, 2013 and filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2015                CTPartners Executive Search Inc.

By: /s/ William J. Keneally
William K. Keneally, Chief Financial Officer